Exhibit 99.2

Able Laboratories, Inc. Updates Status of Internal Review, Withdraws Guidance

Cranbury, NJ, May 19, 2005 - Able Laboratories, Inc. (NASDAQ: ABRX) today provided an update on the status of its internal comprehensive compliance review, initially announced in its quarterly report on Form 10-Q for the quarter ended March 31, 2005. In its 10-Q, Able had announced that, after experiencing several recent product recalls due to various improper laboratory practices and noncompliance with standard operating procedures, it had notified the FDA and initiated a thorough internal evaluation of its operating practices in these areas. The Company stated in the 10-Q that it expected this effort to assess its practices and identify and address issues would continue over several months, and that it expected to work proactively with internal management resources, outside consultants and the FDA.

Through these procedures the Company has identified apparent departures from standard operating procedures with respect to certain laboratory testing practices. As a result of these observations, the Company will be recalling additional products in the future.

The Company’s comprehensive review is proceeding based on protocols established by outside consultants retained by Able. The Company believes that the established protocols are scientifically valid, but time-consuming, and so the Company has thus far been unable to confirm the extent to which testing of its products adhered to or departed from standard operating procedures and good manufacturing practices. As a precaution, the Company has decided temporarily to suspend shipment of each of its products until such time as it can assure itself that the product has been manufactured and tested in compliance with standard operating procedures and current good manufacturing practices. The Company does not, at this time, know what further actions it may have to take or what actions the FDA may undertake.

This disruption in shipment, even if temporary, is expected to have a material effect on the Company’s ability to meet its sales goals and operating objectives. Therefore, the Company is withdrawing its prior guidance as to its financial performance.

Able Laboratories is a developer and manufacturer of generic pharmaceuticals. Further information on Able may be found on the Company’s web site, www.ablelabs.com.

Except for historical facts, the statements in this news release, as well as oral statements or other written statements made or to be made by Able Laboratories, Inc., are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. For example, statements about the Company’s operations, its ability to meet all applicable federal, state and local regulatory requirements and the effect of any failure to do so, its ability to formulate and bring to market its drug products under development and its ability to file for and obtain U.S. FDA approvals for future products, its ability to increase sales and profits and manage its growth, the expected effects of the Company’s expansion of its production facilities, the current or expected market size for the Company’s products, the adequacy of the Company’s manufacturing capacity, the availability of sufficient capital, the success of current or future product offerings, and its research and development efforts, are forward-looking statements. Forward-looking statements are merely the Company’s current predictions of future events, the statements are inherently uncertain, and actual results could differ materially from the statements made herein. There is no assurance that the Company will continue to achieve the sales levels necessary to make its operations profitable or that its ANDA filings and approvals will be completed and obtained as anticipated. For a description of additional risks, and uncertainties, please refer to the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005. The Company assumes no obligation to update its forward-looking statements to reflect new information and developments.